Switch Announces Third Quarter 2019 Financial Results
Revenue of $117.6 million, Net Income of $7.1 million, and Adjusted EBITDA of $56.7 million

LAS VEGAS, NV — November 7, 2019 — Switch, Inc. (NYSE: SWCH) (“Switch”) today announced financial results for the quarter ended September 30, 2019.

“Switch’s revenue growth continued to accelerate in the third quarter, resulting from strong year-to-date bookings and favorable execution across the organization,” said Rob Roy, CEO, chairman and founder of Switch. “Over the past year Switch has delivered on its commitment to build a world class enterprise sales organization to match its best in class technology infrastructure platform. With our senior sales leadership team now firmly in place, we believe Switch is uniquely positioned to entrench itself as a leading destination for mission critical enterprise colocation and secure hybrid cloud ecosystems.”

Third Quarter 2019 Financial Results

•	Total revenue of $117.6 million, compared to $102.8 million for the same quarter in 2018, an increase of 14.4%.

•
Income from operations of $18.1 million, compared to $12.5 million for the same quarter last year, an increase of 44.7%. Income from operations in the third quarter of 2019 also included $1.2 million in additional depreciation and amortization expense.

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Net income of $7.1 million, compared to $4.7 million for the same quarter in 2018. Net income in the third quarter of 2019 includes the impact of a $3.9 million loss on interest rate swaps, reducing net income by $0.02 per diluted share.

•	Adjusted EBITDA of $56.7 million, compared to $50.9 million for the same quarter in 2018, an increase of 11.4%. Adjusted EBITDA margin of 48.2%, compared to 49.5% in the year ago period.

•
Capital expenditures of $121.2 million, compared to $60.4 million for the same quarter in 2018, an increase of 101%. Capital expenditures in the third quarter of 2019 include $28.9 million for the purchase of land parcels in The Core Campus.

•	Total signed contract value of $115 million, representing annualized revenue of $34 million at full deployment.

“Switch’s strong third quarter financial results reflect a continuation of our organization’s commitment to excellence, and a shared sense of ownership our employees have in the company’s growth.” said Thomas Morton, President of Switch. “We successfully negotiated several key customer contract renewals during Q3, signing multi-year extensions with six of our top 30 customers totaling more than $70 million in total contract value. This demonstrates the ongoing confidence that many of our largest and longest tenured clients have in the Switch value proposition.”

“Customer activity levels in the third quarter remained robust; and we continue to be encouraged by the accelerated pace of revenue growth, particularly within our Citadel and Pyramid campus ecosystems,” said Gabe Nacht, CFO of Switch. “Following another quarter of strong financial performance, we are once again increasing our outlook for 2019 revenue and adjusted EBITDA.”

Balance Sheet and Liquidity
As of September 30, 2019, Switch’s total debt outstanding, including capital lease obligations, net of cash and cash equivalents was $619.7 million, resulting in a net debt to Q3 2019 annualized Adjusted EBITDA(1) ratio of 2.7x. As of September 30, 2019, Switch had liquidity of $482.5 million, including cash and cash equivalents and availability under its revolver.
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(1)    Annualized Adjusted EBITDA is calculated as third quarter 2019 Adjusted EBITDA multiplied by four.

Capital Expenditures and Development
Capital expenditures for the third quarter totaled $121.2 million, or $92.3 million excluding land purchases. Maintenance capital expenditures were $1.8 million for the third quarter of 2019, compared to $3.3 million in the same period last year. Excluding land acquisitions, growth capital expenditures were $90.5 million for the third quarter of 2019, compared to $57.1 million in the same period last year. During the third quarter of 2019, Switch invested (i) $33.3 million for data center construction and improvements in The Core Campus, primarily related to its LAS VEGAS 10 and LAS VEGAS 11 facilities; (ii) $24.2 million in The Citadel Campus for the ongoing construction of two new sectors and additional power and cooling infrastructure; (iii) $6.4 million in The Pyramid Campus to facilitate additional customer expansion; and (iv) $28.4 million in The Keep Campus as we prepare for the opening of ATLANTA 1, with customer occupancy expected to commence in the first half of 2020.

Dividend
Switch today announced that its Board of Directors has declared a cash dividend of $0.0294 per share of Switch’s Class A common stock. The dividend will be payable on November 29, 2019 to all stockholders of record as of the close of business on November 19, 2019. Prior to the payment of this dividend, Switch, Ltd. will make a cash distribution to all holders of record of common units of Switch, Ltd., including Switch, of $0.0294 per common unit.

Future declarations of dividends are subject to the determination and discretion of Switch’s Board of Directors based on its consideration of many factors, including Switch’s results of operations, financial condition, capital requirements, restrictions in Switch, Ltd.’s debt agreements and other factors that Switch’s Board of Directors deems relevant.

Recent Business Highlights

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Signed a four-year extension with a leading global semiconductor manufacturer (a top five existing customer) representing $12 million of annualized revenue in The Core Campus. The customer also signed a three-year expansion order representing $2.5 million of incremental annualized revenue for colocation services in The Citadel Campus.

•	Executed multi-year renewals with two multinational hospitality & gaming customers representing a combined total of more than $22 million in contract value.

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Following its initial deployment during Q1 2019, a major U.S. healthcare system operator has opted to accelerate its power ramp in The Citadel Campus, signing an expansion order that will generate $1.5 million of incremental annualized recurring revenue.

2019 Guidance
Switch is increasing its full year guidance as follows:

•	Revenue in the range of $454 million to $456 million, representing 12% growth at the midpoint.

•	Adjusted EBITDA in the range of $225 million to $229 million, representing 13% growth at the midpoint with a margin of 49.9%.

•	Capital expenditures, excluding land acquisitions, in the range of $245 million to $265 million.

Switch does not provide reconciliations for the non-GAAP financial measures included in the 2019 guidance above because we are unable to provide a meaningful or accurate calculation or estimation of reconciling items. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income, depreciation and amortization expense, impairment charges, gains or losses on retirement of debt, gains or losses on interest rate swaps, and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Switch’s calculation of Adjusted EBITDA.

Upcoming Conferences and Events
Switch management will participate in the following investor conferences:

•	Wells Fargo TMT Summit on December 3-4, 2019 in Las Vegas, NV.

•	Credit Suisse 23rd Annual Technology Conference on December 4-5, 2019 in Scottsdale, AZ.

•	Citi 2020 Global TMT West Conference on January 7-8, 2020 in Las Vegas, NV.

Conference Call Information
Switch will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time on November 7, 2019. Parties in the United States can access the call by dialing 888-317-6016, parties in Canada can access the call by dialing 855-669-9657, and international parties can access the call by dialing 412-317-6014. Request to be joined to the Switch Inc. earnings call.

The webcast will be accessible on Switch’s investor relations website at investors.switch.com for one year. A telephonic replay of the conference call will be available through Thursday, November 14, 2019. To access the replay, parties in the United States should dial

877-344-7529, parties in Canada should dial 855-669-9658, and international parties should dial 412-317-0088. The replay access code is 10135411.

Use of Non-GAAP Financial Measures
To supplement Switch’s condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Switch uses Adjusted EBITDA, Adjusted EBITDA margin, net debt and net debt to annualized Adjusted EBITDA, which are non-GAAP measures, in this press release. Switch defines Adjusted EBITDA as net income adjusted for interest expense, interest income, income taxes, depreciation and amortization of property and equipment and for specific and defined supplemental adjustments to exclude (i) non-cash equity-based compensation expense; (ii) equity in net losses of investments; and (iii) certain other items that Switch believes are not indicative of its core operating performance. Switch defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Switch defines net debt as total debt outstanding, including capital lease obligations, net of cash and cash equivalents. Switch defines net debt to last quarter annualized Adjusted EBITDA as net debt divided by quarterly Adjusted EBITDA multiplied by four. Switch uses net debt and net debt to last quarter annualized Adjusted EBITDA as measures to evaluate its net debt and leverage position. Switch believes that investors also may find such measures to be helpful in assessing its ability to pursue business opportunities and investments.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In addition, the non-GAAP financial measures exclude certain recurring expenses that have been and will continue to be significant expenses of Switch’s business.
Switch believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. For more information on Switch’s non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Net Income to Adjusted EBITDA” table in this press release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements generally relate to future events or Switch’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the company’s expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to Switch’s expectations regarding its future growth outlook; Switch’s expectations regarding building toward its long-term strategic goals, including to entrench itself as a leading destination for mission critical enterprise colocation and secure hybrid cloud ecosystems, Switch’s anticipated operating results and capital expenditures for the year ending December 31, 2019, Switch’s expectations regarding key transactions closed during the third quarter and its pipeline for the remainder of 2019, Switch’s anticipated timing for the opening of The Keep Campus, expectations regarding future declarations of dividends and cash distributions, and expectations regarding anticipated capital investment in infrastructure across the four Prime campus locations. Switch’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. The risks and uncertainties that could affect Switch’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include, without limitation (i) its ability to successfully implement its business strategies and effectively manage its growth and expansion plans; (ii) delays or unexpected costs in development and opening of data center facilities; (iii) any slowdown in demand for its existing data center resources; (iv) its ability to attract new customers, realize the anticipated benefits of its new contracts and achieve sufficient customer demand to realize future expected returns on its investments; (v) its ability to effectively compete in the data center market; (vi) its ability to license space in its existing data centers; (vii) the geographic concentration of its data centers in certain markets; (viii) local economic, credit and market conditions that impact its customers in these markets; (ix) the impact of delays or disruptions in third-party network connectivity; (x) developments in the technology and data center industries in general that negatively impact Switch, including development of new technologies, adoption of new industry standards, declines in the technology industry or slowdown in the growth of the Internet; (xi) its ability to adapt to evolving technologies and customer demands in a timely and cost-effective manner; (xii) its ability to obtain necessary capital to fund our capital requirements and our ability to continue to comply with covenants and terms in its credit instruments; (xiii) fluctuations in interest rates and increased operating costs, including power costs; (xiv) significant disruptions, security breaches, including cyber security breaches, or system failures at any of its data center facilities; (xv) loss of significant customers or key personnel; (xvi) the impact of future changes in legislation and regulations, including changes in real estate and zoning laws, the Americans with Disabilities Act of 1990, environmental and other laws that impact its business and industry, in addition to those under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in Switch’s Annual Report on Form 10-K for the year ended December 31, 2018 and in Switch’s other reports filed with the Securities and Exchange Commission (“SEC”). Switch’s SEC filings are available on the Investors section of Switch’s website at investors.switch.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Switch as of the date hereof, and Switch disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Switch’s views as of any date subsequent to the date of this press release.

ABOUT Switch

Switch (NYSE: SWCH), the technology infrastructure corporation headquartered in Las Vegas, Nevada is built on the intelligent and sustainable growth of the Internet. Switch Founder and CEO Rob Roy has developed more than 500 issued and pending patent claims covering data center designs that have manifested into the company’s world-renowned data centers and technology solutions.

The Switch PRIMES located in Las Vegas and Tahoe-Reno, Nevada; Grand Rapids, Michigan; and Atlanta, Georgia are the world’s most powerful hyperscale data center campus ecosystems with low latency to major U.S. markets. Visit switch.com for more information.

Investor Contact:
Matthew Heinz, CFA
investorrelations@switch.com
(702) 479-3993

Switch, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$52,478	$81,560
Accounts receivable, net of allowance of $296 and $426, respectively	18,741	17,654
Prepaid expenses	6,962	6,781
Other current assets	2,428	2,332
Total current assets	80,609	108,327
Property and equipment, net	1,444,993	1,302,770
Long-term deposit	5,047	3,333
Deferred income taxes	90,115	28,550
Other assets	18,349	17,050
TOTAL ASSETS	$1,639,113	$1,460,030

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Long-term debt, current portion	$6,000	$6,000
Accounts payable	17,476	20,501
Accrued salaries and benefits	12,626	5,258
Accrued expenses	13,875	9,778
Accrued construction payables	30,981	12,729
Deferred revenue, current portion	13,713	10,800
Customer deposits	10,442	9,962
Total current liabilities	105,113	75,028
Long-term debt, net	646,671	580,566
Capital lease obligations	19,466	19,466
Deferred revenue	36,847	22,260
Liabilities under tax receivable agreement	132,516	52,535
Other long-term liabilities	17,519	1,823
TOTAL LIABILITIES	958,132	751,678
Commitments and contingencies
STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value per share, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.001 par value per share, 750,000 shares authorized, 84,357 and 55,218 shares issued and outstanding, respectively	84	55
Class B common stock, $0.001 par value per share, 300,000 shares authorized, 117,782 and 148,481 shares issued and outstanding, respectively	118	149
Class C common stock, $0.001 par value per share, 75,000 shares authorized, 42,945 shares issued and outstanding	43	43
Additional paid in capital	210,349	140,191
(Accumulated deficit) retained earnings	(51)	2,693
Accumulated other comprehensive income	79	79
Total Switch, Inc. stockholders' equity	210,622	143,210
Noncontrolling interest	470,359	565,142
TOTAL STOCKHOLDERS' EQUITY	680,981	708,352
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,639,113	$1,460,030

Switch, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$117,558	$102,768	$336,177	$302,646
Cost of revenue	62,112	59,150	177,301	169,200
Gross profit	55,446	43,618	158,876	133,446
Selling, general and administrative expense	37,314	31,086	104,612	95,676
Income from operations	18,132	12,532	54,264	37,770
Other income (expense):
Interest expense, including $409, $409, $1,227, and $1,227, respectively, in amortization of debt issuance costs	(6,743)	(7,409)	(21,212)	(19,826)
Equity in net losses of investments	—	—	—	(331)
Loss on interest rate swaps	(3,926)	—	(17,692)	—
Other	245	752	1,264	2,603
Total other expense	(10,424)	(6,657)	(37,640)	(17,554)
Income before income taxes	7,708	5,875	16,624	20,216
Income tax expense	(610)	(1,212)	(1,249)	(2,064)
Net income	7,098	4,663	15,375	18,152
Less: net income attributable to noncontrolling interest	5,024	4,657	11,423	16,654
Net income attributable to Switch, Inc.	$2,074	$6	$3,952	$1,498

Net income per share:
Basic	$0.02	$—	$0.05	$0.03
Diluted	$0.02	$—	$0.05	$0.03

Weighted average shares used in computing net income per share:
Basic	84,135	50,669	72,566	43,063
Diluted	86,261	50,710	247,193	43,142

Other comprehensive income:
Foreign currency translation adjustment, net of tax of $0	—	—	—	331
Comprehensive income	7,098	4,663	15,375	18,483
Less: comprehensive income attributable to noncontrolling interest	5,024	4,657	11,423	16,937
Comprehensive income attributable to Switch, Inc.	$2,074	$6	$3,952	$1,546

Switch, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$7,098	$4,663	$15,375	$18,152
Interest expense	6,743	7,409	21,212	19,826
Interest income	(94)	(575)	(659)	(2,001)
Income tax expense	610	1,212	1,249	2,064
Depreciation and amortization of property and equipment	30,236	28,989	88,597	79,310
Loss on disposal of property and equipment	41	182	148	809
Loss on interest rate swaps	3,926	—	17,692	—
Equity-based compensation	7,310	7,628	22,898	28,194
Shareholder-related litigation expense	844	1,384	2,358	1,384
Equity in net losses of investments	—	—	—	331
Adjusted EBITDA	$56,714	$50,892	$168,870	$148,069

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